EXHIBIT 10.30.1

THIS AGREEMENT (the “Agreement”), dated as of October 28, 2009, is entered into by and among SteelCloud, Inc. (the “Company”) and Westminster Securities, a division of Hudson Securities Inc. (the “Placement Agent”).   Defined terms not otherwise defined herein shall have the meanings set forth in the Engagement Agreement (as defined below).

WHEREAS, pursuant to an engagement agreement dated September 3, 2009 (the “Engagement Agreement”) the Company engaged the Placement Agent as its placement agent in connection with a proposed placement of registered securities of the Company; and

WHEREAS, the Company and the Placement Agent desire to amend the Engagement Agreement as set forth hereunder.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agrees as follows:

1.	Amendments.

a.	Section 1 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

[“INTENTIONALLY OMITTED”]

b.	Section 2 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

“At each closing of a Financing, the Company shall pay to Westminster a cash commission fee of 8% from the gross proceeds of each such closing.  Notwithstanding the foregoing, Westminster shall not be entitled to receive any cash commission fee for (i) investments made by the Bridge Investor listed in Schedule “B” attached hereto, (ii) for investments made by any members of the Board of Directors and Officers listed in Schedule “C” attached hereto, and (iii) for all investments made by investors introduced by the board and management of the Company prior to FINRA issuing a “no objection” letter in respect of Westminster’s compensation and services hereunder.”

c.	Section 3 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

“Promptly following the final closing, if the Financing involved equity or securities convertible or exchangeable for equity, the Company shall issue to Westminster, or its designee, warrants (“Agent Warrants”) to purchase 5% of the total common stock issued and issuable (including common stock underlying warrants and convertible securities) but excluding all common stock issued and issuable to the individuals listed in section 2(i), 2(ii) and 2(iii) above.  The Agent Warrants shall have the same terms as the warrants (if any) issued to the investors in the Financing except that the exercise price shall be 125% of the public offering price per share and shall have a term of exercise expiring no later than 5 years from the effective date of the registration statement filed in connection with the Financing.  The Agent Warrants shall not have antidilution protections or be transferable for six months from the date of the Financing except as permitted by Financial Industry Regulatory Authority (“FINRA”) Rule 5110.”

d.	Section 10 of the Engagement Agreement is hereby amended and replaced in its entirety with the following:

“Expenses.  Subject to compliance with FINRA Rule 5110(f)(2)(D), the Company also agrees to reimburse Westminster’s reasonable expenses (with supporting invoices/receipts) up to a maximum of 2% of the aggregate gross proceeds raised in the Financing (excluding the investments made by investors listed in Section 2(i), 2(ii) and 2(iii)), but in no event more than $20,000 without the company’s prior written consent. Upon execution of this Agreement, the Company shall pay $20,000 as an advance of such reasonable expenses to Westminster, which amounts shall be non-refundable to the extent Westminster provides the Company with supporting invoices/receipts of actual expenses incurred./”

2.	Miscellaneous.

(a)           Except as expressly set forth above, all of the terms and conditions of the Engagement Agreement shall continue in full force and effect after the execution of this Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

 (b)           This Agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed as of the date first set forth above.

STEELCLOUD, INC.

By:  /s/ Brian Hajost

Name:  Brian Hajost
Title:  President and Chief Executive Officer

HUDSON SECURITIES, INC.

By:  /s/ John P. O'Shea

Name:  John P. O'Shea
Title: Executive Vice President